Exhibit 10.1

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of September 22, 2008, between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”).

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated October 6, 2005 (such agreement, as previously amended, is hereinafter referred to as the “MLA”). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

I. Section 9(E) of the MLA is hereby amended and restated to read as follows:

SECTION 9. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:

(E) Loans and Investments. Make any loan or advance to any person or entity, or purchase any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in any person or entity, or form or create any partnerships or joint ventures except:
(i) trade credit extended in the ordinary course of business; and (ii) loans or advances by the Company to Urethane Soy Systems Company in an aggregate principal amount not to exceed $8,500,000.00 at any one time outstanding.

2. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in fill force and effect as written,

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	/s/ Tokie Akrie	By:	/s/ Rodney Christian

Title:	Assistant Corporate Secretary	Title:	CEO

Exhibit 10.1

NOTICE TO BORROWER

THE FOLLOWING DISCLOSURE RELATES TO THE AT RISK NATURE OF THE EQUITY INVESTMENT REQUIRED AS A CONDITION TO AN EXTENSION OF CREDIT. PLEASE READ THESE MATERIALS CLOSELY WHEN EVALUATING THE PROPOSED CREDIT TERMS.

You have received, or the bank has made available to you, the bank’s most recent annual report, the most recent quarterly report, a copy of the Bylaws, and a copy of the current Capital Plan.

As a condition to the extension of credit, borrowers are required to own equity in the bank. Equity ownership requirements are established by the board of directors from time to time as set forth in the Capital Plan. Currently the Capital Plan requires each active stockholder to own a minimum investment of the bank’s capital of $1,000 or 2 percent of the loan, whichever is less. After this minimum level is achieved, all future capitalization requirements will be made through retained patronage earnings and no additional out-of-pocket equity purchases beyond the initial investment will be required. Equity of owners whose current investment is above target level will be available for retirement until the target equity level is reached. The Capital Plan may be amended from time to time by the board of directors. Such amendments may increase the amount of capital required to be invested to maintain a loan.

Equity will be retired and patronage distributions will be made in accordance with theBylaws and Capital Plan, as may be amended from time to time. ALL EQUITY IN THE BANK: (1) IS RETIREABLE ONLY AT THE DISCRETION OF THE BOARD OF DIRECTORS AND THEN ONLY IF MINIMUM CAPITAL STANDARDS ESTABLISHED BY LAW ARE MET; AND (2) IS AN INVESTMENT IN THE BANK THAT IS AT RISK AND SHOULD NOT BE CONSIDERED EQUIVALENT TO A COMPENSATING BALANCE. AT PRESENT, THE BANK MEETS ITS MINIMUM CAPITAL STANDARDS AND KNOWS OF NO REASON WHY IT SHOULDNT CONTINUE TO MEET THOSE STANDARDS ON THE BANK’S NEXT EARNINGS DISTRIBUTION DATE.

Exhibit 10.1

STATUSED REVOLVING CREDIT SUPPLEMENT

THIS SUPPLEMENT to the Master Loan Agreement dated October 6, 2005 (the “MLA”), is entered into as of September 22, 2008 between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”), and amends and restates the Supplement dated July 17, 2008 and numbered RJBO51S01G.

SECTION 1. The Revolving Credit Facility. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of $40,000,000.00 (the Commitment”), or the “Borrowing Base” (as calculated pursuant to the Borrowing Base Report attached hereto as Exhibit A). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

SECTION 2. Purpose. The purpose of the Commitment is to finance the inventory and receivables referred to in the Borrowing Base Report.

SECTION 3. Term. The term of the Commitment shall be from the date hereof, up to and including December 1, 2008, or such later date as CoBank may, in its sole discretion, authorize in writing.

SECTION 4. Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

(A) CoBank Base Rate. At a rate per annum equal at all times to 1/2 of 1% below the rate of interest established by CoBank from time to time as its CoBank Base Rate, which rate is intended by CoBank to be a reference rate and not its lowest rate. The CoBank Base Rate will change on the date established by CoBank as the effective date of any change therein and CoBank agrees to notify the Company of any such change.

(B) Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be ten.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company’s herein shall be made telephonically or in writing and must be received by 12:00 Noon Company’s local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company.

Exhibit 10.1

Statused Revolving Credit Supplement RIBO5 ISO 1H
SOUTH DAKOTA SOYBEAN PROCESSORS
Volga, South Dakota

SECTION 5. Promissory Note. The Company promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof, This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

SECTION 6. Borrowing Base Reports, Etc. The Company agrees to furnish a Borrowing Base Report to CoBank at such times or intervals as CoBank may from time to time request. Until receipt of such a request, the Company agrees to furnish a Borrowing Base Report to CoBank within 30 days after each month end calculating the Borrowing Base as of the last day of the month for which the Report is being furnished. However, if no balance is outstanding hereunder on the last day of such month, then no Report need be furnished. Regardless of the frequency of the reporting, if at any time the amount outstanding under the Commitment exceeds the Borrowing Base, the Company shall immediately notify CoBank and repay so much of the loans as is necessary to reduce the amount outstanding under the Commitment to the limits of the Borrowing Base.

SECTION 7. Letters of Credit. If agreeable to CoBank in its sole discretion in each instance, in addition to loans, the Company may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after CoBank’s receipt of a duly completed and executed copy of CoBank’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under any letter of credit issued hereunder shall be deemed a loan under the Commitment and shall be repaid in accordance with this Supplement. Each letter of credit must be in form and content acceptable to CoBank and must expire no later than the maturity date of the Commitment. Notwithstanding the foregoing or any other provision hereof, the maximum amount capable of being drawn under each letter of credit must be statused against the Borrowing Base in the same manner as if it were a loan, and in the event that (after repaying all loans) the maximum amount capable of being drawn under the letters of credit exceeds the Borrowing Base, then the Company shall immediately notify CoBank and pay to CoBank (to be held as cash collateral) an amount equal to such excess.

SECTION 8. Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in the Security Section of the MLA, including without limitation as a future advance under any existing mortgage or deed of trust.

Exhibit 10.1

Statused Revolving Credit Supplement RIBO5 ISO 1H
SOUTH DAKOTA SOYBEAN PROCESSORS
Volga, South Dakota

SECTION 9. Commitment Fee. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 1/4 of 1% per annum (calculated on a 360 day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment. For purposes of calculating the commitment fee only, the “Commitment” shall mean the dollar amount specified in Section 1 hereof, irrespective of the Borrowing Base.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	/s/ Tokie Akrie	By:	/s/ Rodney Christian

Title:	Assistant Corporate Secretary	Title:	CEO

Exhibit 10.1

EXHIBIT A

SEASONAL BORROWING BASE REPORT
CoBank, ACB

Name of Borrower	City, State	Date of Period
South Dakota Soybean Processors, LLC (18462590)	Volga, South Dakota

PART A—ELIGIBLE RECEIVABLES

For purposes hereof, ELIGIBLE RECEIVABLES shall mean rights to payment for goods sold and delivered or for services rendered which: (a) are not subject to any dispute, set-off, or counterclaim; (b) are not owing by an account debtor the is subject to a bankruptcy, reorganization, receivership or like proceeding; (c) are not subject to a lien in favor of any third party, other than liens authorized by CoBank in writing which are subordinate to CoBank’s lien; (d) are not owing by an account debtor that is owned or controlled by the borrower, (e) are not accounts due more than 30 days from invoice date, (f) are not accounts with balances past due more than 30 days, (g) are not deemed ineligible by CoBank. For purposes thereof, CONTRACT RECEIVABLES shall mean all Accrued Gains & Losses on Open Purchase and Sale Contracts far grain which (a) are not in dispute. (b) are legally enforceable, and (c) are not subject to a lien except in favor of CoBank.

ELIGIBLE RECEIVABLES	AMOUNT		ADVANCE RATE		ALLOWABLE ADVANCE

Trade Receivables 0 - 30 Days	$-	x	90%	=	$-
Trade Receivables 31 -50 Days	$-	x	50%	=	$-
Trade Receivables 61 Days and Over	$-	x	0%	=	$-
Other Receivables	$-	x	0%	=	$-
Net Liquidated Value of Brokerage Accounts	$-	x	90%	=	$-

Net Contract Receivables for Old Crop Beans*	$-	x	80%	=	$-
Net Contract Receivables for new Crop Beans*	$-	x	70%	=	$-
Subtotal-Net Contract Receivables for Beans	$-			=	$-
Old crop ends September 30. Net Contract
Receivables are Accrued Gains & Losses on Open Purchase & Sale Contracts

TOTAL PART A	$-				$-

PART B—ELIGIBLE INVENTORY

For purposes hereof, ELIGIBLE FARM SUPPLY INVENTORY shall mean inventory which: (a) is of a type shown below; (b) is owned by the borrower and not held by the borrower on consignment or similar basis; (c) is not subject to a lien except in favor of CoBank.

			ADVANCE			ALLOWABLE
Types of Eligible Inventory	AMOUNT	Deduction	RATE			ADVANCE
Soybeans*	$-		x	90%	=	$-
Less: Grain Payables		$-	x	90%	=	$-

Soybean Meal**	$-		x	90%	=	$-
Soybean Oil**	$-		x	90%	=	$-
Soybean Hulls**	$-		x	80%	=	$-
Other Inventory	$-		x	0%	=	$-
TOTAL PART B	$-					$-

*Valued at Bid Price FOB Volga, SD
**Valued at market FOB Volga, SD
***Valued at the Lower of Cost or Market FOB Volga, SD

PART C – OBLIGATIONS

Less:	OBLIGATIONS
Book overdraft (Bank overdraft net of cash available.)	$-
Demand Patron Notes / Deposits	$-
Accts Payable Owed to Suppliers with PMSI Filings	$-
Outstanding Balance of CoBank Loan(s), (as of date of this report): (#RIB051S01)	$-
CoBank Letters of Credit Issued	$-
TOTAL PART C (NET OBLIGATIONS SUMMARY)	$-

*EXCESS/OVERADVANCE (AS OF END OF PERIOD): Total A + B - C

* IF AN OVERADVANCE IS REPORTED ABOVE, PLEASE CONTACT YOUR RELATIONSHIP MANAGER IMMEDIATELY WITH: 1) AN UPDATED BORROWING BASE REPORT, AND 2) SPECIFICS OF ALL PAYMENTS REMITTED SINCE END OF PERIOD (CHECK NUMBERS, WIRE ROUTING NUMBERS, ETC.).

I HEREBY CERTIFY THAT THIS INFORMATION IS CORRECT.
AUTHORIZED SIGNATURE (or Electronic Signature)	TITLE	DATE